UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2011

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2011, Webster Financial Corporation (the “Corporation”), the holding company for Webster Bank, N.A. (the “Bank”), announced that Gerald P. Plush, Vice Chairman and Chief Operating Officer, has been promoted to President of the Corporation and the Bank, effective immediately. Mr. Plush will continue to serve as Chief Operating Officer of the Corporation and the Bank and continue to report to James C. Smith, Chairman and Chief Executive Officer of the Corporation and the Bank. Mr. Plush has also been appointed to the Board of Directors of the Bank.

Biographical information with respect to Mr. Plush is contained in the Corporation’s definitive proxy statement for the 2011 annual meeting of shareholders filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2011 and is incorporated herein by reference. Mr. Plush currently has a change of control agreement and a non-competition agreement with the Corporation, each previously filed with the SEC as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

A copy of the press release announcing the promotion of Mr. Plush is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

By:	/s/ Jeffrey N. Brown
Name: Jeffrey N. Brown
Title: Executive Vice President and Chief Administrative Officer

Date: December 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 15, 2011.